EXHIBIT 99.1

Basanite, Inc. Announces Appointment of 2 New Members to its Board of Directors

Pompano Beach, FL, April 8, 2019 -- Basanite, Inc. (OTC MARKETS:  BASA) (the “Company”) today announced the appointment of two new members to its Board of Directors. The Company also announced that an additional new member will be joining the Board of Directors on April 15, 2019. According to Dave Anderson, the Company’s Interim Chief Executive Officer, “We are extremely pleased that these gentlemen have agreed to join our Board. We will always pursue the highest standards of excellence, with respect to building our company and the Basanite brand, and these new Board members are perfect examples - as they bring with them deep industry experience, extensive industry contacts, and an exceptional record of achievement.”

Here is a list of the new board members and a snapshot of their careers. Each of their biographies are disclosed in the Form 8-K filing made in conjunction with their appointment.

New Board Members

Gregory D. Cline, P.E.

Mr. Cline is a Senior Civil Engineer Pavements SME for the Federal Aviation Administration (FAA), Airports Safety and Standards, Airport Engineering Division (AAS 100) in Washington DC.

Mr. Cline has more than 38 years of pavement and materials experience in both public and private sectors, including:

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8 years as the FAA Airport’s Pavement SME

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10+ years as NAVFAC Airfield Pavements SME

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10+ years as Chief Engineer of BTC Laboratories’ accredited laboratories

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Principal of ACCESS Consulting

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R&M Engineer for the US Forest Service, Sequoia National Forest.

In his current position Mr. Cline develops Technical and Policy Documents, including pavement related Advisory Circulars and Engineering Briefs, and provides Technical Assistance and Guidance to Federal Aviation Administration Management, regional and field offices. Mr. Cline also maintains Liaison with the Tri-Service Pavement Working Group, Canadian Airfield Pavement Technical Group (CAPTG), French Civil Aviation Authority (DGAC), other agencies, and Industry, and is the FAA’s US representative to the ICAO Aerodrome Design and Operations, Aerodrome Pavement Expert Group.

Mr. Cline is an engineering graduate of the University of Wisconsin-Platteville and received his MS in Systems Management from the University of Southern California. Mr. Cline is a licensed Professional Civil Engineer in Wisconsin and California.

Kelly Patterson, P.E.

Mr. Patterson has held various leadership positions during his 32-year career at Old Castle Precast, culminating as the Director of Engineering USA and Manager of the National Engineering Group. Mr. Patterson shouldered the responsibility for more than 70 concrete plants manufacturing precast, dry cast, and polymer concrete.

Mr. Patterson holds professional memberships with the American Society for Testing and Materials (ASTM) and the National Precast Association (NPCA), and is currently managing 6 precast manufacturing locations.

Mr. Patterson is a graduate of Oregon State University where he earned a Bachelor’s degree in civil engineering with a concentration in structural and construction management (B.S.C.E.). He is a licensed member of the Oregon State Board of Engineers.

DISCLAIMERS

Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans, strategies, opportunities and objectives regarding the business of the Company and its subsidiaries and the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on assumptions with respect to events that have not occurred, that may not occur or that may occur with different consequences and timing than those now anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance or results, and such factors, risks and uncertainties could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include changes in general economic and business conditions, the inability to successfully develop and implement strategies and plans and develop and market products, changes in consumer and business consumption habits, the inability to fund operations, failure of third parties to perform as planned or agreed, development of alternative products, risks, uncertainties and other factors are discussed in documents filed from time to time by the Company with the Securities and Exchange Commission and other factors over which the Company and its subsidiaries have no control. Such forward-looking statements are made only as of the date of this release, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any securities. For additional information and potential risk factors, readers should review the Company’s filings with the Securities and Exchange Commission, which can be found at www.sec.gov.

Contact:
Investor Relations
954-532-4653